AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                                 By and Between

                           Pomeroy IT Solutions, Inc.

                      fka Pomeroy Computer Resources, Inc.

                                       and

                               Stephen E. Pomeroy

                                ________________

                                TABLE OF CONTENTS

1.   Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
2.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.   Position  and  Duties. . . . . . . . . . . . . . . . . . . . . . . . . . 2
4.   Place  of  Performance . . . . . . . . . . . . . . . . . . . . . . . . . 3
5.   Compensation  and  Related  Matters. . . . . . . . . . . . . . . . . . . 3
     (a)  Base  Salary. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     (b)  Annual  Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     (c)  Annual  Bonus  Determination. . . . . . . . . . . . . . . . . . . . 5
     (d)  Incentive  Plans. . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (e)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     (f)  Stock  Option  Award. . . . . . . . . . . . . . . . . . . . . . . . 8
6.   Fringe  Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     (a)  Health  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .10
     (b)  Vacation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     (c)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     (d)  Automobile  Use . . . . . . . . . . . . . . . . . . . . . . . . . .11
     (e)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     (f)  Retirement  Plan. . . . . . . . . . . . . . . . . . . . . . . . . .12
     (g)  Flight  Time  Business  Usage . . . . . . . . . . . . . . . . . . .12
7.   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (a)  Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (b)  Disability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     (c)  Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     (d)  Good  Reason. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     (e)  Notice  of  Termination . . . . . . . . . . . . . . . . . . . . . .18
     (f)  Date  of  Termination . . . . . . . . . . . . . . . . . . . . . . .19
8.   Compensation  Upon  Termination. . . . . . . . . . . . . . . . . . . . .21
9.   Covenant  Not  to  Compete . . . . . . . . . . . . . . . . . . . . . . .28
10.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
11.  Binding  Employment  Agreement . . . . . . . . . . . . . . . . . . . . .31

12.  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
13.  General  Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .32
14.  Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
15.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
16.  Entire  Employment  Agreement. . . . . . . . . . . . . . . . . . . . . .34
17.  Injunctive  Relief . . . . . . . . . . . . . . . . . . . . . . . . . . .34
18.  Consent  to  Jurisdiction  and  Forum. . . . . . . . . . . . . . . . . .34
19.  Signing  Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

     This Amended and Restated Employment Agreement (the "Employment Agreement") made this 3rd day of November, 2003 (the "Effective Date") between POMEROY IT SOLUTIONS, INC., a Delaware corporation, fka Pomeroy Computer Resources, Inc., (the "Company"), and STEPHEN E. POMEROY (the "Executive").

     WHEREAS, on the 6th day of January, 1999, the Company's wholly owned subsidiary, Pomeroy Select Integration Solutions, inc. and Executive executed an Employment Agreement; and

     WHEREAS, effective September 1, 1999, Pomeroy Select Integration Solutions, Inc. and Executive executed a First Amendment to Employment Agreement; and WHEREAS, Company and Executive entered into a Second Amendment to Employment Agreement effective January 6, 2001; and

     WHEREAS, Company and Executive entered into a Third Amendment to Employment Agreement effective January 6, 2002; and

     WHEREAS, Company and Executive entered into a Fourth Amendment to Employment Agreement effective January 6, 2003; and

     WHEREAS, Company and Executive desire to amend and restate the Employment Agreement in its entirety, to reflect certain changes agreed upon by Company and Executive regarding compensation and other matters.

     NOW, THEREFORE, in consideration of the continued employment of the Executive by the Company and the benefits to be derived by the Executive hereunder, and of the Executive's agreement to continued employment by the Company as provided herein, the parties mutually agree as follows:

     1.     Employment.  The  Company hereby agrees to employ the Executive, and
            ----------
the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

     2.     Term.  Subject  to  the  provisions  for  termination as hereinafter
            ----
provided, the term of this Employment Agreement shall begin on the Effective Date and shall continue for five (5) years thereafter. On each day during the term of this Employment Agreement, such term automatically shall be extended on a daily basis such that the term of this Employment Agreement shall continue to be five (5) years unless this Employment Agreement is terminated as provided in
Section  7.

     3.     Position  and  Duties.  The  Executive  shall  initially  serve  as
            ----------------------
President and Chief Operating Officer of the Company and shall be responsible for overall executive management and planning and shall have such other responsibilities, duties and authority as are customary of a President and Chief Operating Officer of a company the size and structure of the Company and as may from time to time be assigned to the Executive by the Board of Directors of the Company (the "Board") that are consistent with such responsibilities, duties, authority and applicable law. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

     4.     Place of Performance.  In connection with the Executive's employment
            ---------------------
by the Company, the Executive shall be based at the principal executive offices of the Company in the greater Cincinnati, Ohio area.

     5.     Compensation and Related Matters.  As compensation and consideration
            ---------------------------------
for the performance by the Executive of the Executive's duties, responsibilities and covenants pursuant to this Employment Agreement, the Company will pay the Executive and the Executive agrees to accept in full payment for such performance the amounts and benefits set forth below:

          (a)     Base  Salary.  During the portion of the Company's 2003 fiscal
                  ------------
     year covered by this Agreement, Executive shall be paid at the annual rate of Four Hundred Fifty Thousand Dollars ($450,000.00) per year. During the Company's 2004 fiscal year, Executive shall be paid at the annual rate of Four Hundred Ninety-Five Thousand Dollars ($495,000.00) per year. During the Company's 2005 fiscal year, Executive shall be paid at the annual rate of Five Hundred Forty-Four Thousand Five Hundred Dollars ($544,500.00) per year. The 2005 fiscal year rate shall continue for each subsequent year of the Employment Agreement unless modified by the Compensation Committee of the Company.

          Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder or under any other compensation or benefit plan or agreement under which the Executive is entitled to receive payments or other benefits from the Company, and no other compensation, benefit or payment hereunder or under any other compensation or benefit plan or agreement under which the Executive is entitled to receive payments or other benefits from the Company shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

      (b)     Annual  Bonus.  Executive  shall  be  entitled  to  a  bonus  and
              --------------
     non-qualified stock option award for the 2003 fiscal year in the event Executive satisfies the applicable criteria set forth below of the income from operations (as defined) of the Company for 2003, as follows:

               (i) Income from operations greater than $26,000,000.00 but less than or equal to $27,500,000.00 = $150,000.00 cash bonus and

          75,000  non-qualified  stock  options;

               (ii) Income from operations greater than $27,500,000.00 but less than or equal to $29,000,000.00 = $250,000.00 cash bonus and 100,000 non-qualified stock options;

               (iii) Income from operations greater than $29,000,000.00 but less than or equal to $30,500,000.00 = $350,000.00 cash bonus and 125,000 non-qualified stock options;

               (iv) Income from operations greater than $30,500,000.00 = $500,000.00 cash bonus and 150,000 non-qualified stock options.

          (c)     Annual  Bonus  Determination.  Within thirty (30) days of  the
                  -----------------------------
     conclusion of the 2003 fiscal year of the Company and each fiscal year thereafter, Executive and Company shall agree upon the threshold of operating income or any other performance related criteria to be utilized for determining any bonus and non-qualified stock options to be awarded to Executive for such year. Such bonus and non-qualified stock option awards for each subsequent year of this Employment Agreement shall be consistent with Executive's prior plan.

     Any award of stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Employment Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and asked prices for such shares on the over the counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

     For purposes of this Employment Agreement, the term income from operations shall be computed without respect to the bonus payable to the Executive pursuant to Section 5(b), shall exclude any gains or losses realized by the Company on the sale or other disposition of its assets (other than in the ordinary course of business) and shall exclude any extraordinary one-time charges made by Company during said fiscal year. Such income from operations of the Company shall be determined on a consolidated basis by the independent accountant regularly retained by the Company, subject to the foregoing provisions of this subparagraph in accordance with generally accepted accounting principles. Said determination and payment of such bonus shall be made within ninety (90) days following the end of the fiscal year of the Company and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. In the event the audited financial statements are not issued within such ninety-day period, the Company shall make the payment due hereunder (if any) based on its best reasonable estimate of any liability hereunder, which amount shall be reconciled by both parties once the audited financial statements are issued.
Company shall have the ability to advance amounts to Executive based on the projected amount of the bonus compensation to be paid hereunder. In the event that such advance payments are in excess of the amount due hereunder, any such excess shall be reimbursed to Company by Executive within ninety (90) days following the end of the fiscal year. In the event such advance payments are less than the amount of said bonus as determined hereunder, any additional amount due Executive shall be paid within ninety (90) days following the end of the fiscal year of the Company.

     In the event that Company would acquire during its 2003 fiscal year a company that had gross revenues in excess of $100,000,000 for its most recently concluded fiscal year, Company and Executive shall in good faith determine whether any adjustments to the income from operations criteria set forth above, whether upward or downward, shall be made in order to reflect the effect of such acquisition on the operations of the Company.

          (d)     Incentive Plans. During the term of the Executive's employment
                  ----------------
     hereunder, the Executive shall participate in all management incentive plans made generally available to executives of the Company in comparable positions (the "Bonus Plans"). In addition to the foregoing, the Board shall review at least annually the Executive's performance to determine, in its sole discretion, whether bonus compensation other than pursuant to the Bonus Plans is appropriate.

          (e)     Expenses.  During  the  term  of  the  Executive's  employment
                  ---------
     hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary travel and entertainment expenses or other out-of-pocket business expenses incurred by the Executive in fulfilling the Executive's duties and responsibilities hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company and telephone expenses, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          (f) Stock Option Award. Upon the execution of this Employment Agreement and on each subsequent four consecutive annual anniversary date(s) of the Effective Date of this Employment Agreement, provided that Executive is employed by Company on such date (i.e., November ____, 2004, November ____, 2005, November ____, 2006 and November ____, 2007), Executive shall be awarded an option to acquire 100,000 shares of the common shares of Company at the fair market value of such common shares as of the date of the award. Such options shall be awarded to Executive by Company pursuant to the terms of an Award Agreement to be executed on the applicable date. The number of shares that shall be subject to this option on each of the annual anniversary dates of the Effective Date of the Employment Agreement shall be subject to adjustment as set forth in the Plan. The options to be granted incident thereto shall be Non-Qualified Stock Options and shall not be treated by the Company or the Executive as Incentive Stock Options for federal income tax purposes. The term of each Award set forth above shall be for a period of five (5) years from the date of each such award. Company's award agreement for the grant of the initial 100,000 shares of its common stock hereunder is attached hereto as Exhibit A.

          Any award of stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Employment Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and asked prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

     6.     Fringe  Benefits.  During  the  term  of  this Employment Agreement,
            -----------------
Executive  shall  be  entitled  to  the  following  benefits:

          (a)     Health  Insurance.  During  the  term  of  this  Employment
                  ------------------
     Agreement, Executive shall be provided with the standard medical health and insurance coverage maintained by Company on its employees. Company and Executive shall each pay fifty percent (50%) of the cost of such coverage.

          (b)     Vacation.  Executive shall be entitled each year to a vacation
                  ---------
     of four (4) weeks during which his compensation will be paid in full. Provided, however, such weeks may not be taken consecutively without the written consent of Company.

          (c)     Insurance.  During  the  term  of  this  Employment Agreement,
                  ----------
     Company shall maintain on the life of Executive, provided he is insurable at standard rates, a term life insurance policy in the amount of $1,000,000.00. Executive shall have the right to designate the beneficiary of such policy. Executive agrees to take any and all physicals that are necessary incident to the issuance and/or renewal of said policy. In addition, Executive agrees to take any and all physicals that are necessary incident to the procurement of key person insurance upon his life by

     Company. In the event that Executive is not insurable at standard rates during the term of this Employment Agreement, but Executive is able to procure rated coverage, Executive shall have the right to procure coverage for a lower amount of insurance, the cost of which is equivalent to the standard term rate cost of $1,000,000.00 of coverage. In the event Executive is not insurable, then Company shall pay Executive an amount equal to the projected cost of the contemplated term insurance of $1,000,000.00 at standard rates.

          (d)     Automobile  Use.  Company  shall  provide  Executive  with  an
                  ----------------
     automobile that is comparable to the Mercedes owned by Company and currently utilized by Executive. Company shall directly pay for all maintenance, repairs, gasoline and insurance costs related to said automobile. Company shall reimburse Executive for any costs of gasoline or any other reasonable item that he expends on behalf of Company incident to its business use within thirty (30) days of Executive incurring such cost.

          (e)     Expenses.  During  the  term  of  this  Employment  Agreement,
                  ---------
     Company shall provide an expense allowance of One Thousand Two Hundred Dollars ($1,200.00) per month to Executive to reimburse Executive for the business use of his home and various cellular phones, home phones, faxes, computers, etc. Executive shall provide Company, upon request, with any documentation substantiating such expenditures hereunder.

          (f)     Retirement  Plan.  Executive  shall participate, after meeting
                  -----------------
     eligibility requirements, in any qualified retirement plans and/or welfare plans maintained by the Company during the term of this Employment Agreement.

          (g)     Flight  Time  Business  Usage.  In  the  event  of a Change of
                  ------------------------------
     Control as defined under the terms of this Employment Agreement, Executive shall be provided each year with one hundred fifty (150) hours of flight time for business usage by private air carrier provided by Cincinnati Air or some other executive jet service that may be designated by Executive. In the event Executive does not use such designated hours of flight time for business usage during any particular year after a Change in Control has occurred, no carryover shall exist for any unused time.

     Executive shall be responsible for any and all taxes owed, if any, on the fringe benefits provided to him pursuant to this Section 6.

     7.     Termination.  The Executive's employment hereunder may be terminated
            ------------
under  the  following  circumstances:

          (a)     Death.  The  Executive's  employment hereunder shall terminate
                  ------
     upon  his  death.

          (b)     Disability.  If  the  Executive  is "permanently disabled" (as
                  -----------
     defined below), the Company may terminate the Executive's employment hereunder. For purposes of this Employment Agreement, the Executive's permanent disability shall be deemed to occur after one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or after one hundred fifty (150) consecutive days, during which the Executive, by reason of his physical or mental illness, shall have been unable to discharge fully his duties under this Employment Agreement. In the event the Executive, after receipt of Notice of Termination from the Company, with respect to his permanent disability, shall dispute that his permanent disability shall have occurred, he shall promptly submit to a physical examination by the Chief of Medicine of any major accredited hospital in the metropolitan Cincinnati area and unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within ten (10) days after the date of such statement, such permanent disability shall be deemed to have occurred without further dispute by the Executive. If at any time prior to the expiration of said above-described period of permanent disability, the Executive shall no longer be disabled so that he is, on a regular and continuous basis and for the foreseeable future, able to resume and carry on his duties under this Employment Agreement, then he shall be reinstated under this Employment Agreement for the then remainder of the term hereof at the salary level herein set forth.

          (c)     Cause.  The  Company  may terminate the Executive's employment
                  ------
     hereunder for Cause. For purposes of this Employment Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

               (i) continuous refusal to perform his duties or responsibilities hereunder which continues after being brought to the attention of the Executive (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in subsection (e) hereof) by the Executive for Good Reason (as defined in subsection (d) hereof)); or

               (ii) the willful act, willful failure to act or willful misconduct by the Executive that is materially and manifestly injurious to the Company and that is brought to the attention of the Executive in writing not more than thirty days from the date of its discovery by the Company or the Board.

          For purposes of this subsection (c), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable written notice to the Executive specifying in detail the specific reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination, as defined in subsection (e) hereof, approved by the affirmative vote of not less than a majority of the entire membership of the Board upon a finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (i) or (ii) above.

          (d)     Good Reason.
                  ------------

               (i) The Executive may terminate his employment hereunder (A) for Good Reason or (B) otherwise upon not less than thirty (30) days' written notice to the Company.

               (ii) For purposes of this Employment Agreement, "Good Reason" shall mean, without the Executive's express consent, the occurrence of any of the following circumstances unless, in the case of clauses (A),
          (B), (C), (D), (F) and (H) below, such circumstances are fully corrected prior to the Date of Termination (as defined in subsection
          (f) of this Section 7) specified in the Notice of Termination (as defined in subsection (e) of this Section 7) given in respect thereof and such circumstances do not reoccur: (A) a substantial diminution in the Executive's duties, responsibilities or authority (except during periods when the Executive is unable to perform in all or substantially all of the Executive's duties and/or responsibilities as a result of the Executive's illness (either physical or mental) or other incapacity),
          (B) a reduction in either the Executive's annual rate of base salary or bonus compensation under Section 5(a) and/or 5(b) hereof, (C) an elimination or reduction of the Executive's participation in any benefit plan generally available to executive employees of the Company, unless the Company continues to offer the Executive benefits substantially similar to those made available by such plan; provided,
                                                                       --------
          however,  that  a  change to a plan in which salaried employees of the
          -------
          Company generally participate, including termination of any such plan, if it does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with the other salaried employees of the Company or is required by law or a technical change shall not be deemed to be Good Reason, (D) failure to provide facilities or services which, in any material respect, are suitable to the

          Executive's position and adequate for the performance of the Executive's duties and responsibilities, (E) failure of any successor (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to the Company to assume the Company's obligations hereunder or failure by the Company to remain liable to the Executive hereunder after an assignment by the Company of this Employment Agreement, (F) any purported termination by the Company of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (e) of this
          Section 7 (and for purposes of this Employment Agreement no such purported termination shall be effective), (G) a termination of employment by the Executive within ninety (90) days following a Change in Control (as defined herein); provided, however, that Good Reason
                                             --------  -------
          shall not exist if (i) the Change in Control does not result in a successor entity or the Executive has accepted employment with the successor entity, and (ii) the Company has expressly reaffirmed this Employment Agreement after the Change in Control or such successor entity has assumed this Employment Agreement, or (H) a material breach of this

          Employment Agreement by the Company. The Executive's right to terminate employment pursuant to this subsection (d) shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder; provided, however, that the
                                                  --------   -------
          Executive shall be deemed to have waived his rights pursuant to circumstances constituting Good Reason hereunder if he shall not have provided to the Company a Notice of Termination within ninety (90) days following his knowledge of the circumstances constituting Good Reason.

          (e)     Notice  of  Termination.  Any  termination  of the Executive's
                  ------------------------
     employment by the Company or by the Executive (other than a termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto, in accordance with Section 12. For purposes of this Employment Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Employment Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f)     Date  of Termination.  "Date of Termination" shall mean (i) if
                  ---------------------
     the Executive's employment is terminated pursuant to subsection (a) above, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given, (iii) if the Executive's employment is terminated pursuant to subsection (c) or (d) above, the date specified in the Notice of Termination which, in the case of a termination for Cause shall not be less than fifteen (15) days from the date such Notice of Termination is given, and, in the case of a termination for Good Reason or a termination pursuant to subsection 7(d)(i)(B), such date hereof shall not be less than fifteen (15) days nor more than thirty (30) days from the date such Notice of Termination is given), (iv) if the Executive's employment is terminated by the Company other than for Cause, thirty (30) days from the date the Executive is notified of such termination, or (v) if the Executive terminates his employment and fails to provide written notice to the Company of such termination, the date of such termination; provided,
                                                                       ---------
     however,  that  if within fifteen (15) days after any Notice of Termination
     --------
     is  given,  or,  if  later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and for which no appeal has been perfected); and provided, further, that the Date of Termination
                             ---------  --------
     shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the foregoing, if the dispute is resolved in favor of the Company, the Date of Termination shall not be deemed to have been extended for purposes of this Employment Agreement. If the Date of Termination is extended by a notice of dispute, the rights of the parties upon a final determination shall be governed by the terms of this Employment Agreement, regardless of whether the Employment Agreement otherwise remains in effect on the date of such final determination. Notwithstanding the pendency of any such dispute, the Company will continue to pay to the Execute his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection (d).

     Amounts paid under this subsection (d) are in addition to all other amounts due under this Employment Agreement or under any other compensation or benefit plan, agreement or arrangement under which the Executive is entitled to receive payments or other benefits from the Company, shall not be offset against or reduce any other amounts due under any plan, agreement or arrangement under which the Executive is entitled to receive payments or other benefits from the Company, and shall not be reduced by any compensation earned by the Executive as the result of employment by another employer.

     8.     Compensation Upon Termination.
            ------------------------------

          (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness the Executive shall continue to receive his full base salary at the rate then in effect for such period (offset by any payments to the Executive received pursuant to disability benefit plans, if any, maintained by the Company) and all other compensation and benefits to which he was then entitled hereunder until his employment is terminated pursuant to
     Section 7(b) hereof. Thereafter, in the event of the termination of Executive's employment due to his permanent disability pursuant to Section 7(b) hereof, the Executive,

               (i) for a period of one (1) year thereafter, Executive shall be entitled to receive his full base salary payable in equal monthly installments (offset by any payments to Executive received pursuant to any disability benefit plans, if any, maintained by the Company), and all other amounts under any compensation plan or program of the Company, at the time such payments are due and shall receive any bonus due under Section 5(b)(i) for the year in which this Employment Agreement is terminated pursuant to Section 7(b); and

               (ii) for the period referred to in subparagraph (i) above shall be entitled to participate in all medical, life and other employee "welfare" benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

          (b) If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination, including any expenses owed pursuant to Section 5(e), any amounts under any compensation plan or program of the Company, at the time such payments are due, and any life insurance payments pursuant to Section 6(c), and the Company shall, thereafter, have no further obligations to the Executive under this Employment Agreement.

          (c)     If

               (i) in breach of this Employment Agreement, the Company shall terminate the Executive's employment (it being understood that a purported termination for disability pursuant to Section 7(b) hereof or for Cause which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Employment Agreement), or

               (ii)     the  Executive  shall  terminate his employment for Good
          Reason;

                    (A) through the Date of Termination and thereafter for the balance of the five (5) year term of this Employment Agreement, the Company shall pay and provide the Executive his full base salary, bonus (in no event less than the amount of the average bonus or bonuses for the two (2) previous years) and all other amounts under any compensation plan or program of the Company (including, but not limited to, payment for any stock option award valued under the Black Scholes Method that was made or would have been made under Section 5(f) had Executive's employment not been terminated for the reasons set forth in this
               Section  8(c)),  at  the  time  such  payments  are  due;

                    (B) the Company shall continue the participation of the Executive for the five (5) year period referred to in subparagraph (A) above in all medical, life and other employee "welfare" benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred; and

                    (C) the Company shall pay to the Executive an amount equal to the amount of all legal fees and expenses incurred by the Executive as a result of such termination, including all such fees and expenses, if any, incurred in contesting, arbitrating or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Employment Agreement, provided, in each case, that such claim has been brought in good
               --------
               faith  by  the  Executive.

                    (D) For purposes of this Employment Agreement, a "Change in Control" shall occur upon any of the following: (i) if any individual or group (as such term is used in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) acquires thirty percent (30%) or more of the combined voting power of the Company's outstanding shares on January 6, 2003; (ii) if continuing directors (defined as directors of the

               Company as of January 6, 2003 and any successor to any director who was nominated by a majority of the directors in office at the time of his/her nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than ten percent (10) of the combined voting power of the Company's outstanding securities other than Executive or his affiliates) cease to constitute at least a majority of the board of directors; or (iii) if the board of directors approves the sale of all or substantially all of the Company's assets, or any merger, consolidation or similar business combination or reorganization of the Company.

                    (E) If the Executive becomes entitled to any payment or benefit whether pursuant to the terms of this Employment Agreement or any other plan, arrangement or agreement with the Company (or any person whose actions result in a Change in Control or any person affiliated with the Company or such person) in connection with any termination of the Executive's employment within one (1) year following a Change in Control (all such payments being called the "Severance Payment") which is subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision), the Company shall pay the Executive pursuant to the procedures set forth below an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Severance Payment and any federal and state and local income tax and Excise Tax upon such payment shall be equal to the Severance Payment.

                    (F) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking
                           ---
               other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 8 be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                    (G) The obligations of the Company to make payments and provide benefits under this Section 8 shall survive the termination of this Employment Agreement.

     9.     Covenant  Not  to Compete.  The Executive acknowledges that as a key
            --------------------------
management employee, the Executive will be involved on a high level, in the development, implementation and management of the Company's business strategies and plans. By virtue of the Executive's unique and sensitive position and special background, employment of the Executive by a competitor of the Company represents a serious competitive danger to the Company, and the use of the Executive's talent and knowledge and information about the Company's business, strategies and plans can and would constitute a valuable competitive advantage over the Company. In view of the foregoing, the Executive covenants and agrees that, if the Executive's employment is terminated (i) by the Company for Cause or by the Executive pursuant to an event not constituting Good Reason; or (ii) in any other case (including the expiration of this Employment Agreement), then for a period of one (1) year after the Date of Termination, the Executive will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 2% equity interest in any enterprise) in any business entity engaged in any business conducted by the Company on the Date of Termination in any state in which the Company does business. In addition, in the case of termination pursuant to clause (ii) above, Executive shall not, for a period of three (3) years after the date of termination, (A) attempt to cause any person, partnership, limited liability company, corporation or other entity who is a Key Customer of the Company to divert such Key Customer's business away from the Company to any other person or entity, whether or not Executive is affiliated with such person or entity or (B) solicit any member of senior management of the Company. For purposes of this Employment Agreement, the term "Key Customer" means any existing customer who, as of the time of termination of Executive's employment with the Company, constitutes one of its ten (10) largest customers based on gross revenues during the prior fiscal year, or any prospective customer to whom Company has made a written proposal or submitted a quote, and based upon such proposal, if accepted by the customer, the prospective customer would meet the definition of Key Customer; and the term "solicit" means any act, directly or indirectly by Executive, which endeavors, tries or seeks to obtain, or asks the person to leave the employ of the Company.

     The covenant not to compete contained in this Section 9 shall survive the termination or expiration of this Employment Agreement.

     If  any court determines that the covenant not to compete contained in this
Section 9, or any part hereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     10.     Confidentiality.  The  Executive  acknowledges  that  the Company's
             ----------------
trade secrets and confidential and proprietary information, including without limitation:

          (a)     unpublished information concerning the Company's:

                  (i)     research activities and plans,

                  (ii)    marketing or sales plans,

                  (iii)   pricing or pricing strategies,

                  (iv)    operational techniques,

                  (v)     customer and supplier lists, and

                  (vi)    strategic plans;

          (b) unpublished financial information, including unpublished information concerning revenues, profits and profit margins;

          (c)     internal confidential manuals; and

          (d) any "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended; all constitute valuable, special and unique proprietary and trade secret information of the Company. In recognition of this fact, the Executive agrees that the Executive will not disclose any such trade secrets or confidential or proprietary information (except (i) information which becomes publicly available without violation  of  this  Employment  Agreement,  (ii)  information of which the
     Executive did not know and should not have known was disclosed to the Executive in violation of any other person's confidentiality obligation, and (iii) disclosure required in connection with any legal process, nor shall the Executive make use of any such information for the benefit of any person, firm, corporation or other entity except the Company and its subsidiaries or affiliates. The Executive's obligation to keep all of such information confidential shall be in effect during and for a period of five
     (5)  years  after  the  Date  of  Termination;  provided, however, that the
                                                     --------  -------
     Executive will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

     11.     Binding  Employment  Agreement  This  Employment  Agreement and all
             ------------------------------
rights of the Executive and the Company hereunder shall inure to the benefit of and be enforceable by their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees, as the case may be. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Employment Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     12.     Notice.  Notices, demands and all other communications provided for
             -------
in this Employment Agreement shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as follows:

     If to the Executive:

          Stephen E. Pomeroy
          604 Palmer Court
          Crestview Hills, KY  41017

     If to the Company:

          Pomeroy IT Solutions, Inc.
          1020 Petersburg Road
          Hebron, KY  41048-8222

     With a copy to:

          James H.  Smith III
          312 Walnut Street
          Suite 2300
          Cincinnati, Ohio 45202

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13.     General  Provisions.  No provision of this Employment Agreement may
             --------------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Employment Agreement. The validity, interpretation, construction and performance of this Employment Agreement shall be governed by the laws of the State of Ohio without regard to its conflicts of law principles.

     14.     Validity.  The  invalidity  or unenforceability of any provision or
             ---------
provisions, in whole or in part, of this Employment Agreement shall not affect the validity or enforceability of any other provision or enforceable part of such partially unenforceable provision of this Employment Agreement, which shall remain in full force and effect.

     15.     Counterparts.  This  Employment Agreement may be executed in one or
             -------------
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16.     Entire  Employment Agreement.  This Employment Agreement sets forth
             -----------------------------
the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject mater contained herein is hereby terminated and canceled. Nothing contained herein shall constitute a release of any stock option award, deferred incentive compensation or other benefits that have been awarded to Executive under prior employment agreements that are being superceded by this Agreement.

     17.     Injunctive  Relief.  The  Executive  agrees that in addition to any
             -------------------
other remedy provided at law or in equity or in this Employment Agreement, the Company shall be entitled to a temporary restraining order and both preliminary and permanent injunctions restraining Executive from violating any provision of Sections 9 or 10 of this Employment Agreement.

     18.     Consent  to Jurisdiction and Forum.  The Executive hereby expressly
             -----------------------------------
and irrevocably agrees that the Company may bring any action, whether at law or in equity, arising out of or based upon this Employment Agreement or the Executive's employment by the Company in the Commonwealth of Kentucky or in any federal court therein. The Executive hereby irrevocably consents to personal jurisdiction in such court and to accept service of process in accordance with the provisions of the laws of the Commonwealth of Kentucky.

     19.     Signing  Bonus.  Upon  the  execution  of this Amended and Restated
             ---------------
Employment Agreement, incident to which Executive is entering into a new five-year agreement with Company, Company shall pay Executive the sum of Five Hundred Thousand Dollars ($500,000.00) as a signing bonus. In the event that Executive terminates employment with the Company prior to the expiration of the five-year term of this Amended and Restated Employment Agreement and enters into employment with a competitor in violation of the provisions of paragraph 9 (other than because of the death or disability of Executive, termination of Executive by Company without cause, termination of employment by Executive for Good Reason or voluntary termination by Executive and not entering into a transaction that violates the provisions of paragraph 9), Executive shall repay Company an amount to be determined by multiplying said signing bonus by a fraction, the numerator of which shall be the number of days that Executive was not employed by the Company during the five (5) years of the initial term of this Amended and Restated Employment Agreement, and the denominator of which shall be 1,825.

     For example, if Executive voluntarily terminated his employment at the expiration of the first year of the five-year initial term of this Amended and Restated Employment Agreement and went to work for a competitor in violation of the provisions of paragraph 9, Executive would repay Company the sum of $400,000.00:


                         $500,000.00       x       1460
                                                   ----
                                        1825

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement on the date and year first above written, to be effective as of the Effective Date.


                                     POMEROY  IT  SOLUTIONS,  INC.

                               By:
                                  ---------------------------------------




                                  ---------------------------------------
                                   Stephen  E.  Pomeroy

                                    EXHIBIT A

                                AWARD AGREEMENT
                                ----------------
                          (Non-Qualified Stock Option)

     This Award Agreement is made effective November 3, 2003, between POMEROY IT SOLUTIONS, INC., formerly known as Pomeroy Computer Resources, Inc., a Delaware corporation (hereinafter called the "Company"), and STEPHEN E. POMEROY, an employee of the Company (hereinafter called the "Executive").

     WHEREAS, the Company has heretofore adopted the 2002 Non-Qualified and Incentive Stock Option Plan (the "Plan");

     WHEREAS, per an Amended and Restated Employment Agreement between Company and Executive dated November 3, 2003, as amended, Executive is to be awarded One Hundred Thousand (100,000) stock options under the Plan as of November 3, 2003;

     WHEREAS, it is a requirement of the Plan that an Award Agreement be executed to evidence the Non-Qualified Stock Option (the "Award") granted to the Executive;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

     1.     Grant  of  Award.  The  Company  hereby  grants to the Executive the
            ----------------
right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of One Hundred Thousand (100,000) shares of the Common Stock, $.01 par value, of the Company ("Shares") (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan.

     2.     Type  of  Award.  The Option granted under this Award Agreement is a
            ---------------
Non-Qualified Stock Option and shall not be treated by the Company or the Executive as an Incentive Stock Option for Federal income tax purposes.

     3.     Purchase  Price.  The  option  price  of  the  Shares covered by the
            ---------------
Option  is  $______  per  Share.


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     4.     Term  of  Award.
            ---------------

          (a) The Term of the Award shall be for a period of five (5) years from the effective date hereof, subject to earlier termination as hereinafter provided; and

          (b) prior to its expiration or termination the Award may be exercised as to any part or all of the Shares originally subject to the Option.

     5.     Exercise  of  Award.
            --------------------

          (a) In order to exercise the Award, the person or persons entitled to exercise it shall deliver to the Treasurer of the Company written notice of the number of full Shares with respect to which the Award is to be exercised. The notice shall be accompanied by payment in full for any Shares being purchased, which payment will be in cash, or, with the Committee's (as defined in the Plan) approval, in Shares (as defined in the Plan) held by the Executive for at least six months valued at Fair Market Value (as defined in the Plan) at the time of exercise, or a combination thereof. No fractional Shares will be issued.

          (b) No Shares shall be issued until full payment therefor has been made, and the Executive will have none of the rights of a stockholder in respect of such Shares until they are issued.

     6.     Nontransferability.  The  Award  shall not be transferable otherwise
            ------------------
than: (a) by will or the laws of descent and distribution, and the Award may be exercised, during the lifetime of the holder of the Award, only by him or the event of death, his Successor, as defined in the Plan, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the Rules thereunder.

     7.     Termination  of Employment.  In the event that the employment of the
            --------------------------
Executive is terminated (otherwise than by reason of death, disability or retirement), the Award may be exercised by the Executive (to the extent that he was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but not beyond the original Term thereof. So long as the Executive shall continue to be an employee of the


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Company  or  one or more of its subsidiaries, the Award shall not be affected by any change of duties or position. Nothing in this Award Agreement is intended to confer upon Executive any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate his employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Executive's employment for cause or if the Executive voluntarily terminates his employment without cause, the Award, to the extent not theretofore exercised, shall forthwith terminate.

     8.     Death  of  Executive.  If the Executive dies while he is employed by
            --------------------
the Company or one or more of its subsidiaries or within three (3) months after the termination of his employment, the Award may be exercised (to the extent that Executive was entitled to do so at the time of his death) by a legatee or legatees of the Executive under his last will, or by his personal representatives or distributees, at any time within six (6) months after his death, but not beyond the original Term of the Award.

     9.     Disability  of  Executive.  If  the  employment  of  the  Executive
            -------------------------
terminates on account of his having become "disabled," as defined in Section 22(e)(3) of the Code, the Award may be exercised by the Executive (to the extent that he was entitled to do so at the termination of his employment on account of his becoming disabled) at any time within six (6) months after the date on which his employment terminated, but not beyond the original Term of the Award.

     10.     Retirement  of  Executive.  If  the  employment  of  the  Executive
             -------------------------
terminates by reason of retirement entitling the Executive to benefits under the provisions of any retirement plan of the Company or a subsidiary in which the Executive participates (or, if no such plans exist, at or after age sixty-five
(65)), the Award may be exercised by the Executive (to the extent that he was entitled to do so at the time of his retirement) at any time within ninety (90) days after the date on which his employment terminated, but not beyond the original Term of the Award.


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     11     Taxes.  The  Company  shall  have  the  right  to  require  a person
            -----
entitled to receive Shares pursuant to the exercise of this Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any amounts payable in cash or in Shares at the time of exercise or from any other amounts payable any time thereafter in cash to the Executive. If the Executive disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Executive shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable in cash then or at any time thereafter to the Executive.

     Subject to Committee approval, an Executive may satisfy his tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, if the Executive is subject to Section 16b of the Securities Exchange Act of 1934, as amended, he may so elect only if such Executive makes an election to do so which satisfies the requirements of Rule 16b-3.

     12.     Changes  in  Capital  Structure.  In the event of changes in all of
             -------------------------------
the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current Fair Market Value of the Shares subject to such


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Award  as  equitably determined by the Committee).  The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

          13.     Securities Law Compliance,  The Award may not be exercised and
                  -------------------------
     the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Board or the Committee, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange. The Company may, in its sole discretion, require the Executive to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Award and the delivery of any Shares pursuant to the Award.

          14.     Incorporation  of  Provisions  of  the  Plan.  All  of  the
                  --------------------------------------------
     provisions of the Plan, pursuant to which this Award is granted, are hereby incorporated by reference and made as part hereof as if specifically set forth herein, and to the extent of any conflict between this Award
     Agreement and the terms contained in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they will have the meaning set forth in paragraph 2 of the Plan.

          IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officer thereunto duly authorized, and the Executive has hereunto set his hand, all on the day and year first above written.

                                           POMEROY  IT  SOLUTIONS, INC.,
                                           formerly known as Pomeroy
                                           Computer Resources, Inc.


                                       By:
                                          --------------------------------------


                                          --------------------------------------
                                          STEPHEN  E.  POMEROY,
                                          Executive


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